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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ECC International Corp.
                (Name of Registrant as Specified In Its Charter)

                            ECC International Corp.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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                             ECC INTERNATIONAL CORP.
                         175 Strafford Avenue, Suite 116
                         Wayne, Pennsylvania 19087-3377
                                 (610) 687-2600



CONTACT:          John P. Kehoe/Van Negris
                  Kehoe, White, Savage & Company, Inc.
                  (212) 888-1616

FOR IMMEDIATE RELEASE
---------------------

                ECC INTERNATIONAL CORP. RESPONDS TO STATEMENTS OF
   MICHAEL N. TAGLICH AND NOTES SUPPORT OF INSTITUTIONAL SHAREHOLDER SERVICES

     WAYNE, PA -- November 22, 1996 -- ECC International Corp. (NYSE:ECC) today responded to certain statements in a press release by Michael N. Taglich, a holder of 1,000 shares who has made two stockholder proposals to be voted upon at the annual meeting of stockholders on December 3, 1996.

     George Murphy, President and Chief Executive Officer of ECC International Corp., confirmed that the Company has not received any indications of interests from third parties concerning a possible strategic alliance. "In the event we were to receive any such indications of interests, the Board of Directors would give them careful and thorough review," noted Mr. Murphy.

     Mr. Murphy continued, "Mr. Taglich has misinterpreted the provisions of ECC's Stockholder Rights Agreement. The Stockholder Rights Agreement does not, and is not intended to, interfere with the calling of a special meeting by stockholders for a proper purpose in accordance with the Company's proposed by-law and the Federal proxy rules. Contrary to Mr. Taglich's statements, the threshold percentage of 22.5% under the Stockholder Rights Agreement and the percentage of stockholders required to call a special meeting are not linked."

     Mr. Murphy also stated that, "We believe the issue of whether to allow stockholders the right to call a special meeting should be decided by the stockholders themselves. The Board's proposed threshold of 30% is, in fact, lower than most companies who provide stockholders with the ability to call a special meeting and is quite reasonable.

     Mr. Murphy added, "We were also very pleased to learn that Institutional Shareholder Services ("ISS"), a leading independent stockholder advisory firm, has issued its voting recommendations with respect to the proposals to be voted upon at the annual meeting and has




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recommended that stockholders vote FOR each of the Company's proposals and
AGAINST both of Mr. Taglich's proposals. It was clear from their analysis that ISS agreed with the Board that seeking new ownership for the Company at this time might jeopardize the awarding of future contracts to the Company and that the Company's proposed threshold of 30% of the outstanding stock to call a special meeting is sufficient to ensure that stockholders enjoy the benefit of this important right."

     ECC International Corp. is a world leader in the design, research and production of simulators and related training programs for crew, operator and maintenance training. Through its headquarters and Instructional Systems Development Group in Wayne, PA, its Systems Design and Production Center in Orlando, FL, and through a wholly owned subsidiary, ECC Simulation Limited, in Shoreham, England, the Company provides a wide range of products and services used by all branches of the U.S. Department of Defense and by armed forces in 25 countries. ECC's frozen food and new beverage vending machine business is part of a diversification program whereby ECC has sought to apply its engineering and manufacturing capabilities to build a commercial business segment.